Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports First-Quarter Financial Results
Cambridge, Mass., April 30, 2009 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter ended March 31, 2009 financial results.
First-Quarter Financial Performance
•	Total revenues were $56.4 million, compared with $55.0 million for the first quarter of last year.
•	On a GAAP-reported basis, Forrester reported net income of $2.6 million, or $0.11 per diluted share, compared with net income of $5.0 million, or $0.21 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $6.3 million, or $0.27 per diluted share, for the first quarter of 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $2.2 million, amortization of $656,000 of acquisition-related intangible assets, and $3.1 million of reorganization costs. This compares with pro forma net income of $6.2 million, or $0.26 per diluted share, for the same period in 2008, which reflects a pro forma effective tax rate of 39 percent. Pro forma net income for the first quarter of 2008 excludes stock-based compensation of $1.4 million, amortization of $171,000 of acquisition-related intangible assets, marketable and non-marketable investment gains of $497,000, and a net benefit of $68,000 related to the settlement of stock-option-related payroll tax exposure offset by professional fees related to the stock option investigation and restatement of the Company’s historical financial statements.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“As demonstrated by our first-quarter financial performance, we are weathering the current recession and managing the business accordingly,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Based on our deferred revenue model, we should expect that the current softness in the market today will result in a delayed impact on our revenue later in the year. As a result while we exceeded our revenue guidance for the first quarter, we are reiterating our full-year guidance.”
Forrester is providing second-quarter 2009 financial guidance as follows:
Second-Quarter 2009 (GAAP):
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Forrester First-Quarter 2009 Information/ Page 2
•	Total revenues of approximately $60 million to $63 million.
•	Operating margin of approximately 16 percent to 18 percent.
•	Other income of approximately $800,000.
•	An effective tax rate of 40 percent.
•	Diluted earnings per share of approximately $0.27 to $0.31.
Second-Quarter 2009 (Pro Forma):
Pro forma financial guidance for the second quarter of 2009 excludes amortization of acquisition-related intangible assets of approximately $700,000, stock-based compensation expense of $1.2 million to $1.7 million, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 19 percent to 21 percent.
•	Pro forma effective tax rate of 40 percent.
•	Pro forma diluted earnings per share of approximately $0.33 to $0.37.
Forrester is reiterating full-year 2009 guidance as follows:
Full-Year 2009 (GAAP):
•	Total revenues of approximately $215 million to $235 million.
•	Operating margin of approximately 10 percent to 13 percent.
•	Other income of approximately $3.0 million.
•	An effective tax rate of 40 percent.
•	Diluted earnings per share of approximately $0.64 to $0.84.
Full-Year 2009 (Pro Forma):
Pro forma financial guidance for full-year 2009 excludes stock-based compensation expense of $5 million to $6 million, reorganization costs of $3.1 million, amortization of acquisition-related intangible assets of approximately $2.0 million, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 15 percent to 17 percent.
•	Pro forma diluted earnings per share of approximately $0.88 to $1.31.
•	An effective tax rate of 40 percent.

Forrester First-Quarter 2009 Information/ Page 3
Forrester also announced today that its board of directors has authorized the repurchase of up to an additional $50 million of its common stock. The shares may be purchased from time to time in open market or privately negotiated transactions. The shares purchased will be used, among other things, for Forrester’s employee and director stock plans. As of March 31, 2009, Forrester had approximately 23,054,000 shares outstanding.
About Forrester Research
Forrester Research (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, consumer insight, consulting, events, and peer-to-peer executive programs. For more than 25 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the second quarter of and full-year 2009. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the continuing global economic downturn, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications

Forrester First-Quarter 2009 Information/ Page 4

Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2009, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester First-Quarter Fiscal 2009 Results/Page 4

Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended March 31,
	2009	2008
	(Unaudited)

Revenues
Research services	$39,050	$35,949
Advisory services and other	17,357	19,025

Total revenues	56,407	54,974

Operating expenses
Cost of services and fulfillment	22,212	21,148
Selling and marketing	19,149	18,850
General and administrative	6,972	7,226
Depreciation	1,092	1,036
Amortization of intangible assets	656	171
Reorganization costs	3,141	—

Total operating expenses	53,222	48,431

Income from operations	3,185	6,543
Other income, net	1,269	2,072
Realized gains from securities and non-marketable investments	—	497

Income from operations before income taxes	4,454	9,112
Income tax provision	1,823	4,084

Net income	$2,631	$5,028

Diluted income per share	$0.11	$0.21

Diluted weighted average shares outstanding	23,106	23,617

Basic income per share	$0.11	$0.22

Basic weighted average shares outstanding	22,946	23,048

Pro forma data (1):
Income from operations	$3,185	$6,543
Amortization of intangible assets	656	171
Reorganization costs	3,141	—
Investigation related benefit	—	(68)
Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,149	768
Selling and marketing	365	270
General and administrative	678	368

Pro forma income from operations	9,174	8,052

Other income, net	1,269	2,072
Pro forma income before income taxes	10,443	10,124
Pro forma income tax provision	4,177	3,948

Pro forma net income	$6,266	$6,176

Pro forma diluted income per share	$0.27	$0.26

Diluted weighted average shares outstanding	23,106	23,617

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes reorganization costs, amortization of intangible assets, stock-based compensation, net gains or impairments from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester First-Quarter Fiscal 2009 Results/Page 5

Forrester Research, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets:
Cash and cash equivalents	$111,284	$129,478
Short-term investments	114,470	83,951
Deferred commissions	8,792	9,749
Deferred income taxes	7,760	7,947
Prepaid expenses and other current assets	18,066	15,553

Total current assets	300,931	310,904

Long-term investments	44,200	46,500
Property and equipment, net	8,202	6,759
Deferred income taxes	8,884	8,523
Goodwill and intangible assets, net	74,242	74,562
Non-marketable investments and other long term assets	7,411	7,703

Total assets	$443,870	$454,951

Liabilities and stockholders’ equity:
Accounts payable	$3,062	$3,532
Accrued expenses	24,847	27,527
Deferred revenue	108,412	113,844

Total current liabilities	136,321	144,903

Non-current liabilities	6,053	6,551

Total liabilities	142,374	151,454

Preferred stock	—	—
Common stock	291	291
Additional paid-in capital	317,676	315,149
Retained earnings	113,324	110,693
Treasury stock, at cost	(125,750)	(120,851)
Accumulated other comprehensive loss	(4,045)	(1,785)
Total stockholders’ equity	301,496	303,497

Total liabilities and stockholders’ equity	$443,870	$454,951

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Forrester First-Quarter Fiscal 2009 Results/Page 6

Forrester Research, Inc.
Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operations:
Net income	$2,631	$5,028
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	1,092	1,036
Amortization of intangible assets	656	171
Non-cash stock-based compensation	2,192	1,406
Increase in provision for doubtful accounts	150	96
Unrealized (gain) loss on foreign currency and other, net	(95)	—
Deferred income taxes	(240)	605
Gains from non-marketable investments and available-for-sale securities	—	(497)
Tax benefit from exercises of employee stock options	—	(440)
Amortization of premiums on available-for-sale securities	293	187
Changes in assets and liabilities —
Accounts receivable	23,251	19,802
Deferred commissions	958	331
Prepaid expenses and other current assets	(2,721)	1,873
Accounts payable	(896)	(886)
Accrued expenses	(2,314)	(2,644)
Deferred revenue	(4,280)	4,419

Net cash provided by operating activities	20,677	30,487

Cash flows from investing activities:
Acquisition of Forrester Middle East FZ-LLC	(561)	—
Purchases of property and equipment	(2,602)	(954)
Proceeds from non-marketable investments	—	200
Decrease in other assets	268	202
Purchases of available-for-sale securities	(245,911)	(390,696)
Proceeds from sales and maturities of available-for-sale securities	216,444	442,962

Net cash (used in) provided by investing activities	(32,362)	51,714

Cash flows from financing activities:
Proceeds from exercises of employee stock options	366	4,377
Excess tax benefits from non-cash stock-based compensation	—	440
Acquisition of treasury shares	(4,899)	(14,474)

Net cash used in financing activities	(4,533)	(9,657)

Effect of exchange rate changes on cash and cash equivalents	(1,976)	803

Net (decrease) increase in cash and cash equivalents	(18,194)	73,347

Cash and cash equivalents, beginning of period	129,478	53,163

Cash and cash equivalents, end of period	$111,284	$126,510

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